ATTACHMENT 1

To Schedule A dated May 1, 2007 of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Life Advisers, LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES EFFECTIVE FROM MAY 1, 2006, THROUGH APRIL 30, 2008

FUND                                                          FLAT RATE                   BREAKPOINT RATE
AZL Dreyfus Premier Small Cap Value Fund...................      0.85%
AZL First Trust Target Double Play Fund....................     0.45%*
                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                                FIRST $100M            THEREAFTER
AZL Jennison 20/20 Fund.................................................           0.75%                  0.70%

AZL Legg Mason Growth Fund.................................      0.80%
AZL Oppenheimer Developing Markets Fund....................      0.95%
AZL Oppenheimer Global Fund................................      0.80%
AZL Oppenheimer Main Street Fund...........................      0.75%
AZL TargetPLUS Equity Fund.................................     0.45%*
                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                             FIRST $100M    NEXT $150M     THEREAFTER
AZL Van Kampen Aggressive Growth Fund...................................        0.80%          0.75%          0.80%

                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                             FIRST $100M    NEXT $400M     THEREAFTER
AZL Van Kampen Comstock Fund............................................        0.75%          0.70%          0.65%

AZL Van Kampen Equity and Income Fund......................      0.70%

                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                                FIRST $100M            THEREAFTER
AZL Van Kampen Growth and Income Fund...................................           0.675%                0.650%
AZL Van Kampen Mid Cap Growth Fund......................................           0.800%                0.750%

AZL Van Kampen Strategic Growth Fund.......................      0.75%
*        Effective from Fund inception through April 30, 2008

Date: May 1, 2007
                               Allianz Variable Insurance Products Trust

                               By:   _/s/ Jeffrey Kletti

                               Name: Jeffrey Kletti

                               Title:   President


                               Allianz Life Advisers, LLC

                               By:  _/s/ Brian Muench

                               Name: Brian Muench

                               Title:   Vice President